Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of BreitBurn Energy Partners L.P. of our report dated May 31, 2007 relating to the financial statements of BreitBurn Energy Partners I, L.P., which appears in the Current Report on Form 8-K/A of BreitBurn Energy Partners L.P. dated August 10, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 17, 2008